                                                            Exhibit 10d



















                           U.S. $14,250,000


                AMENDED AND RESTATED CREDIT AGREEMENT


                     Dated as of February 1, 1996


                                among


                            C.I.S., INC.,

                             as Borrower,

                      C.I.S. TECHNOLOGIES, INC.,

                              as Parent,



                                 and



                GENERAL ELECTRIC CAPITAL CORPORATION,

                              as Lender

   THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of February 1, 1996 by and among C.I.S., INC., an Oklahoma corporation ("Borrower"), C.I.S. TECHNOLOGIES, INC., a D e laware corporation ("Parent"), and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York, (together with its successors and assigns in such capacity, "Lender").

                               RECITALS

   A. Borrower, Parent and Lender are parties to that certain Credit Agreement dated as of October 15, 1994, as amended by the First Amendment, dated as of May 31, 1995, and the Second Amendment, dated as of July 21, 1995 (as so amended, the "Existing Credit Agreement").

   B. Effective 12:01 a.m. on January 1, 1996 each of the following of Parent's subsidiaries (i) CIS Administrative Services, Inc., a Delaware corporation, (ii) CIS Funding Corp., a Delaware corporation,
(iii)  CIS Healthcare Research Systems, Inc., a Delaware corporation,
(iv) Hospital Billing Analysis, Inc., a California corporation ("HBA"), and (v) Hospital Cost Consultants, Inc., a California corporation ("HCCI") merged with and into Borrower, with Borrower in e a c h case as the surviving corporation (collectively, the "Reorganization").

   C. Pursuant to the Existing Credit Agreement, Lender has agreed to make certain loans to Borrower upon the terms and conditions set forth therein.

   D. In connection with the Reorganization, Borrower has requested that Lender enter into this Agreement to amend and restate the Existing Credit Agreement to, among other things, increase the Revolving Credit Commitment (as defined in Annex A) from $5,000,000 to $6,000,000 and increase the Term Loan Commitment (as defined in

Annex A) by an additional $5,000,000.

   E. To effectuate the foregoing, each of the parties hereto is agreeable to amending and restating the Existing Credit Agreement on the terms and conditions set forth herein.

   F. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. Unless otherwise indicated, all references in this Agreement to sections, subsections, schedules, exhibits, and attachments shall refer to the corresponding sections, subsections, schedules, exhibits, and attachments of or to this Agreement. All schedules, annexes, exhibits and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Closing Date. These Recitals shall be construed as part of this Agreement.


                              AGREEMENT

   NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:











               STM-62336.3

1. AMOUNT AND TERMS OF CREDIT

   1.1   Revolving Credit Advances.

   (a) Upon and subject to the terms and conditions hereof, Lender agrees to make available, from time to time until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor to Lender, advances (each, including such advances made pursuant to the terms of the Existing Credit Agreement which remain outstanding as of the Closing Date, a "Revolving Credit Advance") in an aggregate principal amount at any time outstanding up to but not exceeding the Revolving Credit Commitment of Lender, provided that in no event shall the aggregate principal amount of the Revolving Credit Loan exceed the Borrowing Availability. Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this
Section 1.1, provided that each borrowing of Revolving Credit Advances hereunder shall be made only at the Revolving Credit Rate.

   (b) Borrower shall give Lender notice of each borrowing of a Revolving Credit Advance hereunder as provided in Section 1.1(c) and on the date specified for such borrowing Lender shall make available the amount of the Revolving Credit Advances to be made by it on such date to Borrower in immediately available funds.

   (c) Each notice of a borrowing of a Revolving Credit Advance shall be given in writing (by telecopy, hand delivery, or U.S. mail) by Borrower to Lender at its address at 201 High Ridge Road,
Stamford,  Connecticut  06927,  Attention:    Portfolio  Analyst
Department, Telephone No. (203) 316-7500, Telecopy No. (203) 316-7816/7817, given no later than 12:00 noon (New York time) on the Business Day of the proposed Revolving Credit Advance. Each such notice of borrowing (a "Notice of Revolving Credit Advance") shall be substantially in the form of Exhibit A, specifying therein the requested date, the amount of such Revolving Credit Advance and such other information as may be required by Lender. Lender shall be entitled to rely upon any Notice of Revolving Credit Advance delivered to Lender by Borrower. Subject to the terms and conditions of this Agreement, if Lender shall have received a Notice of Revolving Credit Advance prior to 12:00 noon (New York time) on a Business Day, Lender shall, not later than 3:00 p.m. (New York time) on such Business Day cause the amount requested in such Notice of Revolving Credit Advance to be wired to the Disbursement Account.

   (d) The Revolving Credit Advances made by Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit C, dated the date hereof, payable to Lender in a principal amount equal to the amount of the Revolving Credit Commitment as originally in effect on the Closing Date and otherwise duly completed, which note shall be substituted in exchange for (but not in repayment of) that certain revolving credit note, dated October 31, 1994, delivered by Borrower and HBA in connection with the Existing Credit Agreement. The date and amount of each Revolving Credit Advance made by Lender and each payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Commitment Termination Date.

   (e) Borrower shall furnish to Lender a Borrowing Base Certificate substantially in the form of Exhibit B, completed and signed by the Chief Executive Officer or Chief Financial Officer of Borrower, which sets forth a calculation of the Borrowing Base at the times and for the periods set forth in Annex E. Borrower agrees that in making any Revolving Credit Advance hereunder Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender. Borrower further agrees that, if Borrower shall have failed to deliver a Borrowing Base Certificate to Lender within the specified period,



               STM-62336.3

Lender shall be under no obligation to make any further Revolving Credit Advances until such time as such Borrowing Base Certificate is delivered to Lender.


   1.2   Term Loan.

   (a) Upon and subject to the terms and conditions hereof, the Lender agrees to make available (or has made available in connection with the terms of the Existing Credit Agreement, as the case may be) to Borrower the Term Loan in a maximum principal amount equal to the Lender's Term Loan Commitment as follows: (i) on the Closing Date (as defined in the Existing Credit Agreement), in a single funding, a portion of the Term Loan in a principal amount equal to $1,000,000 (the "Tranche A Term Loan"); (ii) on the date of consummation of the acquisition of AMSC, in a single funding, a portion of the Term Loan in a principal amount equal to $1,000,000 (the "Tranche B Term Loan"); (iii) on the effective date of the Second Amendment to the Existing Credit Agreement, dated as of July 21, 1995, in a single funding, a portion of the Term Loan in a principal amount equal to $1,250,000 (the "Tranche C Term Loan"); and (iv) on the Closing Date, in a single funding, a portion of the Term Loan in a principal amount equal to $5,000,000 (the "Tranche D Term Loan"). The Term Loan shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit D, dated the date hereof, payable to Lender in a principal amount equal to $7,138,888.78 (which amount represents the outstanding principal amount of the Term Loan as of the Closing Date) and otherwise duly completed, which note shall be in substitution and exchange for (but not in repayment of) that certain term note, dated October 31, 1994, delivered by Borrower and HBA in connection with the Existing Credit Agreement.

   (b) Subject to the terms and conditions of this Agreement, on any date of funding of the Tranche A Term Loan, the Tranche B Term Loan, the Tranche C Term Loan or the Tranche D Term Loan, Lender shall cause to be wired to the Disbursement Account, the proceeds of such Term Loan.


   (c) The aggregate principal amount of the Tranche A Term Loan, the Tranche B Term Loan, the Tranche C Term Loan and the Tranche D Term Loan shall be payable in quarterly installments until paid in full as follows:

Payment     Tranche A   Tranche B      Tranche C   Tranche D
Date        Term Loan   Term Loan      Term Loan   Term Loan

01/1/95     $83,333.33    $83,333.33  $        0   $          0
04/1/95      83,333.33     83,333.33           0              0
07/1/95      83,333.33     83,333.33           0              0
10/1/95      83,333.33     83,333.33  138,888.88              0
01/1/96      83,333.33     83,333.33  138,888.88              0
04/1/96      83,333.33     83,333.33  138,888.88      12,500.00
07/1/96      83,333.33     83,333.33  138,888.88     312,500.00
10/1/96      83,333.33     83,333.33  138,888.88     312,500.00
01/1/97      83,333.33     83,333.33  138,888.88     312,500.00
04/1/97      83,333.33     83,333.33  138,888.88     312,500.00
07/1/97      83,333.33     83,333.33  138,888.88     312,500.00
10/1/97      83,333.37     83,333.37  138,888.89   3,125,000.00

Total   $1,000,000.00  $1,000,000.00 $1,250,000.00 $5,000,000.00














               STM-62336.3

Notwithstanding anything to the contrary contained herein or in the Term Note, the entire unpaid balance of the Term Loan shall be immediately due and payable on the Commitment Termination Date.

   (d) Amounts repaid or prepaid in respect of the Term Loan may not be reborrowed. The Term Loan shall be subject to mandatory prepayment as set forth in Section 1.3(c) and may be voluntarily prepaid as set forth in Section 1.3(d).

   1.3   Repayment; Termination of Commitment.

   (a) Borrower hereby promises to pay to Lender the entire outstanding principal amount of the Revolving Credit Loan and the Term Loan, and the Revolving Credit Loan and the Term Loan shall mature, on the Commitment Termination Date.

   (b) In the event that the outstanding balance of the Revolving Credit Loan shall at any time exceed the Borrowing Availability, (i) Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess; and (ii) the excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by the Revolving Credit Note.

   (c) Borrower shall have the right at any time, upon ten (10) days prior written notice to Lender, to voluntarily terminate the Revolving Credit Commitment (in whole but not in part). Upon such termination, Borrower's right to receive Revolving Credit Advances shall simultaneously terminate and Borrower's obligation to pay the Non-Use Fee shall terminate, and notwithstanding anything to the contrary contained herein or in any Loan Document, the entire outstanding balance of the Revolving Credit Loan and the Term Loan shall be immediately due and payable. On the date of such termination, Borrower shall pay to Lender in immediately available funds all of the Obligations and any accrued and unpaid interest
thereon.    In  the  event  that  Borrower,  Parent  or  any of their

respective Subsidiaries or Affiliates, as the case may be, issues, with (to the extent required pursuant to the terms hereof) the written consent of Lender, any Stock, Borrower shall, on the first Business Day after such issuance, prepay the Tranche D Term Loan in an amount equal to the Net Proceeds of such issuance. Any such prepayment shall be applied to the installments of the Tranche D Term Loan in the inverse order of their scheduled maturities until such Tranche D Term Loan has been satisfied in full.

   (d) Borrower shall have the right at any time, upon thirty (30) days prior written notice to Lender, to voluntarily prepay all or a portion of the Term Loan, without premium or penalty. Any such payments of less than all of the outstanding balance of the Term Loan shall be applied to the remaining installments of the Term Loan in the inverse order of their maturity.

   1.4   Use of Proceeds.

   (a) Borrower shall use the proceeds of the Revolving Credit Loan for (i) the payment of costs and expenses of the financing transactions contemplated by this Agreement that are payable by Borrower, and (ii) for working capital, other corporate purposes and acquisitions permitted by the terms of this Agreement and the other Loan Documents.

   (b) Borrower shall use (or has used in accordance with the terms of the Existing Credit Agreement, as the case may be) the proceeds of the Term Loan as follows: (i) the Tranche B Term Loan has been used only for the financing of the acquisition of AMSC; (ii) the









               STM-62336.3

Tranche A Term Loan has been used only for working capital and other corporate purposes permitted by the terms of this Agreement and the other Loan Documents; (iii) the Tranche C Term Loan has been used only to repay outstanding Revolving Credit Advances; and (iv) the Tranche D Term Loan shall be used only to repay in full the outstanding principal amount of the FFMC Note.

   1.5   Interest.

   (a) Borrower shall pay interest on the Term Loan (including, without limitation, interest on any portion of the Tranche D Term Loan prepaid in accordance with Section 1.3(c)) and the Revolving Credit Loan to Lender, (i) in arrears for the preceding calendar month, on the first day of each calendar month commencing on November 1, 1994, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand. If any interest or other payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

   (b) Borrower shall be obligated to pay interest to Lender: (i) on the outstanding balance of the Revolving Credit Loan, at a floating rate equal to the Revolving Credit Rate; and (ii) on the outstanding balance of the Term Loan, at a floating rate equal to the Term Rate. All computations of interest shall be made by Lender and on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

   (c) Upon notice from Lender to Borrower after the occurrence of any Default, the interest rate applicable to the Obligations (including, without limitation, the Revolving Credit Loan and the

Term Loan) shall, from the date of the occurrence of such Default and so long as such Default continues, be the Default Rate, provided, that upon the occurrence of an Event of Default specified in Sections 8.1(f), (g), or (h), the interest rate applicable to all of the Obligations shall be increased automatically to the Default Rate without the necessity of any action on the part of Lender.

   (d)   Notwithstanding  anything  to the contrary set forth in this
Section 1.5, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of c o mpetent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender from the making of the Revolving Credit Loan and the Term Loan hereunder is equal to the total interest which Lender would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in Sections 1.5 (a) through
(c), unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this Section 1.5(d) shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due








               STM-62336.3
hereunder  been  calculated  for  the full term hereof at the Maximum
Lawful  Rate.    In  the  event the Maximum Lawful Rate is calculated
pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 1.5(d), shall make a final determination that Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any lawful interest due and not yet paid hereunder, then to the outstanding principal of the Obligations, then to Fees and any other unpaid Obligations, and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

   1.6 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Lender and on other information available to Lender, Lender shall determine which Accounts shall be deemed to be Eligible Accounts and Eligible Charge Recovery Accounts for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan.

   1.7 Fees. As compensation for Lender's costs, skills, services and efforts incurred and expended in making the Revolving Credit Loan and the Term Loan available to Borrower, Borrower agrees to pay to Lender the fees and charges set forth in Annex D.

   1.8 Cash Management System. On or prior to the Closing Date, Borrower will establish (if it has not already done so pursuant to the terms of the Existing Credit Agreement) and maintain until the Termination Date, the cash management system described in Annex B.

   1.9 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in Dollars in immediately available funds to the Collection Account. For purposes of computing interest and Fees and determining the Borrowing Availability: (a) all payments (including cash sweeps)

consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Lender upon deposit in the Collection Account and notice to Lender of such deposit; and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received upon receipt of good funds following deposit in the Collection Account (together with notice to Lender of such deposit).

   1.10  Application  and  Allocation  of  Payments.    Borrower
irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower and in repayment of the Revolving Credit Loan and the Term Loan as Lender may deem advisable. In the absence of a specific determination by Lender with respect thereto, the same shall be applied in the following order:
(a) then due and payable Fees and expenses; (b) then due and payable interest payments; (c) then due and payable Obligations other than Fees, expenses and interest and principal payments; (d) then due and payable principal payments on the Term Loan; and (e) then due and payable principal payments on the Revolving Credit Loan. Lender is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment of all
Fees, expenses, charges, costs, principal, interest, or other Obligations then due and payable by Borrower under this Agreement or any of the Loan Documents, even if the making of such Revolving Credit Advance causes the










               STM-62336.3
outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, in which case the terms of Section 1.3(b) shall apply.

   1.11 Accounting. Lender will provide a monthly accounting of transactions under the Revolving Credit Loan to Borrower. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is rendered, shall notify Lender in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items (the "disputed items") expressly objected to in such notice shall be deemed to be disputed by Borrower. Lender's determination, based upon the facts available, of any disputed item shall (absent manifest error) be final, binding and conclusive on Borrower.

   1.12  Indemnity.

   (a) Borrower shall indemnify and hold Lender and its Affiliates, officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs and regardless of whether the Indemnified Person is a party to such Claim; provided, that Borrower shall not be liable for any indemnification to such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. NEITHER LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT
HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

In any suit proceeding or action brought by Lender relating to any Account, Chattel Paper, Contract, General Intangible, Inventory, Instrument, Equipment or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, Borrower shall save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, all such obligations of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Lender.

   (b) Borrower hereby acknowledges and agrees that Lender (as of the date hereof) (i) is not now nor has ever been in control of any of the Subject Property or the affairs of any Loan Party, and (ii) does not have the capacity through the provisions of the Loan Documents









               STM-62336.3
to influence the conduct of any Loan Party with respect to the ownership, operation or management of any of the Subject Property.

   1.13 Access. Borrower and Parent shall (and shall cause each of their respective Subsidiaries to): (a) provide access during normal business hours to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate, upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times), to the properties and facilities of the Loan Parties; (b) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of the Loan Parties' records, files and books of account; and (c) permit Lender to conduct audits to inspect, review and evaluate the Collateral, and Borrower and Parent agree to render to Lender at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Borrower shall, and shall cause each of its Subsidiaries, if any, to, make available to Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Lender may request. Borrower and Parent shall deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Loan Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Loan Party. Borrower and Parent agree to make available to Lender upon its reasonable request information and records prepared by its independent certified public accountants and its banking and other financial institutions.

   1.14  Taxes.

   (a) Any and all payments by or on behalf of Borrower hereunder or under the Revolving Credit Note, the Term Note, or any other Loan Document, shall be made, in accordance with this Section 1.14, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Credit Note, the Term Note or any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.14) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

   (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

   (c) Borrower shall indemnify and pay, within ten (10) days of demand therefor, Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.14) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.










               STM-62336.3

   (d) Within thirty (30) days after the date of any such payment of Taxes or Other Taxes, Borrower shall furnish to Lender, the original or a certified copy of a receipt evidencing payment thereof.


2. CONDITIONS PRECEDENT

   2.1 Conditions to the effectiveness of this Agreement and the Tranche D Term Loan and further Revolving Credit Advances pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the effectiveness of this Agreement and the obligation of Lender to make the Tranche D Term Loan and further Revolving Credit Advances pursuant to this Agreement on the Closing Date or Lender's obligation to take, fulfill, or perform any other action hereunder are subject to the following conditions having been fulfilled to the satisfaction of Lender:

   (a) This Agreement or counterparts thereof shall have been duly executed by Borrower, Parent and acknowledged and agreed to by AMSC and delivered to Lender.

   (b) Lender shall have received such documents, instruments, certificates, opinions and agreements as Lender shall request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements and other materials listed in the Schedule of Documents each in form and substance satisfactory to Lender.

   (c) Evidence satisfactory to Lender that the Loan Parties have obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including all requisite Governmental Authorities, to the terms and to the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

   (d) Evidence satisfactory to Lender that the insurance policies provided for in Section 3.19 and Annex F are in full force and effect, together with appropriate evidence showing a loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of Lender and in form and substance satisfactory to Lender.

   (e) Payment by Borrower to Lender of all Fees, costs, and expenses of closing (including fees and expenses of consultants and counsel to Lender presented as of the Closing Date).

   (f)   No    action,  proceeding,  investigation,  regulation  or
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and which, in Lender's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

   (g) Section 3.1 of the Limited Liability Company Agreement of SA Services, L.L.C., dated as of October 31, 1994, between Parent and GE Capital Commercial Finance, Inc. shall have been amended in a manner satisfactory to Lender.
















               STM-62336.3

   (h) Evidence satisfactory to Lender that all Indebtedness and other obligations of Borrower under its financing agreements and instruments with FFMC (including, without limitation, the FFMC Note, the FFMC Guaranty, the FFMC Security Agreement and the FFMC Pledge Agreement) (collectively, the "FFMC Agreements") will be performed and paid in full from the proceeds of the Tranche D Term Loan and all Liens upon any of the property of any Loan Party securing such Indebtedness shall be terminated and released immediately upon such payment, and Lender and FFMC shall have entered into an escrow or other agreement in form and substance satisfactory to Lender providing for the release and termination of all such Liens, termination of the FFMC Agreements and acknowledgement of payment in full of all outstanding Indebtedness and other obligations under or relating to the FFMC Agreements.

   (i) Evidence satisfactory to Lender that the Reorganization has been duly completed in accordance with all applicable laws.

   (j) Lender shall be satisfied, in its reasonable judgment, with the corporate, capital, tax, legal and management structure of each Loan Party, and shall be satisfied, in its sole judgment exercised r e a s onably, with the nature and status of all contractual
o b ligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting any Loan Party.

   2.2 Further Conditions to Each Loan. It shall be a further condition to the funding of the Tranche A Term Loan, the Tranche B Term Loan, the Tranche C Term Loan or the Tranche D Term Loan and each Revolving Credit Advance that the following statements shall be true on the date of each such funding, advance or incurrence, as the case may be:

   (a) Each Loan Party's representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Closing Date and the date on which such Revolving
Credit  Advance  or  such  Term  Loan  is  made, as though made on or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date and except for changes therein permitted or contemplated by this Agreement.

   (b) No event shall have occurred and be continuing, or would result from the making of such Term Loan or such Revolving Credit Advance, as the case may be, which constitutes or would constitute a Default.

   (c) After giving effect to such Revolving Credit Advance, the aggregate principal amount of the Revolving Credit Loan shall not exceed the Borrowing Availability.

   (d) With respect to the Tranche D Term Loan, the principal amount of the FFMC Note shall be indefeasibly paid in full with the proceeds of such Loan and Lender shall have received such evidence of such payment as it may require, including, without limitation, the FFMC Note marked cancelled.

The request and acceptance by Borrower of the proceeds of any Term Loan or any Revolving Credit Advance, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance,
(i) a representation and warranty by Parent and Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a confirmation by Parent and Borrower of the granting and continuance of Lender's Liens pursuant to the Collateral Documents.











               STM-62336.3

3. REPRESENTATIONS AND WARRANTIES

   To induce Lender to enter into this Agreement, Borrower and Parent represent and warrant to Lender that:

   3.1   Corporate  Existence; Compliance with Law.  Each Loan Party:
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify would not have a Material Adverse Effect; (b) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (c) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (d) is in compliance with its articles or certificate of incorporation and by-laws; and (e) is in compliance in all material respects with all applicable provisions of law.

   3.2 Executive Offices; Collateral Locations; Corporate or Other Names. The current locations of each Loan Party's executive office, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of all of the Loan Parties' records concerning the Collateral are set forth in Schedule 3.2 and, except as set forth in
Schedule 3.2, such locations have not changed during the preceding 12 months. During the prior five (5) years, except as set forth in
Schedule 3.2, no Loan Party has been known as or used any corporate, fictitious or trade name.

   3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Loan Party of the

Loan Documents and all other instruments and documents to be delivered by such Loan Party hereunder and thereunder to the extent it is a party thereto and the creation of all Liens provided for herein and therein: (a) are within such Loan Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Loan Party's articles or certificate of incorporation or by-laws or other organizational documents; (d) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (f) will not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Lender, all pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date and which are in full force and effect. At or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of each Loan Party which is a party thereto and each shall then constitute a legal, valid and binding obligation of such Loan Party to the extent it is a party thereto, enforceable against such Loan Party in a c cordance with its terms, subject to applicable bankruptcy, i n s olvency, moratorium, reorganization or other similar laws affecting creditors' rights and to equitable principles of general applicability.








               STM-62336.3

   3.4 Financial Statements. Borrower and Parent have delivered the Financials identified in Schedule 3.4, and each of such Financials complies with the description thereof contained in
Schedule 3.4.

   3.5 Material Adverse Change. As of the date hereof, no Loan Party has any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments w h i ch are not reflected in the audited December 31, 1994, consolidated balance sheet of Parent, which could have a Material Adverse Effect. Except as otherwise permitted hereunder or as set forth in Schedule 3.5, no Restricted Payment has been made since December 31, 1994, and no shares of Stock of Parent have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Parent. Except as otherwise disclosed in paragraph 1 of Schedule 3.12, since December 31, 1994, no event has occurred or is continuing which would result in a Material Adverse Effect.

   3.6   Ownership  of  Property;  Liens.    Except  as  described in
Schedule 3.6, the real estate listed in Schedule 3.6 constitutes all of the real property owned, leased, or used in its business by each Loan Party. Each Loan Party holds good and marketable title to all of its property and assets and valid leasehold interests in all of such Loan Party's Leases and none of the properties or assets of any L o a n Party are subject to any Liens, except (x) Permitted Encumbrances and (y) the Lien in favor of Lender pursuant to the Collateral Documents. Each Loan Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Party's right, title and interest in and to all such real estate and other assets or property. Except as described in Schedule 3.6, (a) no Loan Party or, to Borrower's or Parent's knowledge, any other party to any Lease, is in default of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, to Borrower's or Parent's knowledge, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease; (b) no Loan Party owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any property owned or leased by such Loan Party except as set forth in Schedule 3.6; and (c) no material portion of any real property owned or leased by any Loan Party has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. All permits required to have been issued or appropriate to enable the real property owned or leased by any Loan Party to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect, except to the extent that the failure to have any such permit would not have a Material Adverse Effect.

   3.7 Restrictions; No Default. No Contract, lease, agreement, instrument or other document to which any Loan Party is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation has resulted in or will result in a Material Adverse Effect. No Loan Party is in default and, to Borrower's or Parent's knowledge, no third party is in default, under or with respect to any Contract, lease, agreement, instrument or other document to which any Loan Party is a party, which default could result in a Material Adverse Effect. No Default has occurred and is continuing.

   3.8 Labor Matters. There are no strikes or other labor disputes against any Loan Party that are pending or, to Borrower's or Parent's knowledge, threatened. Hours worked by





               STM-62336.3
and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect.
All material payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party. Except as set forth in Schedule 3.8, no Loan Party has any obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each agreement listed on Schedule 3.8
has  been  provided  to  Lender.    There  is  no organizing activity
involving any Loan Party pending or, to Borrower's or Parent's knowledge, threatened by any labor union or group of employees.
Except as set forth in Schedule 3.14, there are no representation proceedings pending or, to Borrower's or Parent's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition, and, there are no complaints or charges against any Loan Party pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual.

   3.9 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Schedule 3.9, no Loan Party has any Subsidiaries, or is engaged in any joint venture or partnership with, or an Affiliate of, any other Person. The Stock of each Subsidiary owned by each of the stockholders thereof named in
Schedule 3.9 constitutes all of the issued and outstanding Stock of such Loan Party. Except as set forth in Schedule 3.9, there are no outstanding rights to purchase options, warrants or similar rights or agreements pursuant to which any Loan Party may be required to issue, sell or purchase any Stock or other equity security. Schedule 3.9 lists all outstanding Stock of each Loan Party as of the Closing Date. Schedule 6.3 lists all Indebtedness of each Loan Party as of the Closing Date.


   3.10 G o vernment Regulation. No Loan Party: (a) is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended; (b) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits such Loan Party's ability to incur Indebtedness, pledge its assets, or to perform its obligations hereunder, or under any other Loan Document, and the making of the Term Loan and the Revolving Credit Advances, in each case by Lender, the application of the proceeds and repayment thereof by each Loan Party, and the consummation of the transactions contemplated by this Agreement and the other Loan Documents, will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

   3.11  Margin  Regulations.    No  Loan  Party  is  engaged  in the
business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the Term Loan nor of any Revolving Credit Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. No Loan Party will take or permit to be taken any action which might cause any Loan Document or any document or instrument delivered pursuant hereto or thereto to violate any regulation of the Board of Governors of the Federal Reserve Board.

   3.12 Taxes. Except as set forth in Schedule 3.12, all federal, state, local and foreign tax returns, reports and statements, including information returns required to be filed by each Loan Party, have been filed with the appropriate Governmental Authority and all Charges and







               STM-62336.3
other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Except as set forth in Schedule 3.12, each Loan Party has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by each Loan Party from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental
Authorities.   Schedule 3.12 sets forth those taxable years for which
any of the tax returns of each Loan Party are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 3.12, no Loan Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the property owned by any Loan Party is property which is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is  "tax-exempt  use  property"  within  the  meaning  of IRC Section
168(h).    No  Loan  Party  has  agreed or been requested to make any adjustment  under  IRC  Section  481(a)  by  reason  of  a  change in
accounting  method  or  otherwise.   No Loan Party has any obligation
under  any  written  tax  sharing  agreement  except  as described in
Schedule 3.12.

   3.13 ERISA. Schedule 3.13 lists all Plans maintained or contributed to by any Loan Party and all Qualified Plans, unfunded Pension Plans, or Welfare Plans maintained or contributed to by any ERISA Affiliate. No Loan Party or any current or former ERISA
Affiliate sponsors (or has sponsored), contributes to (or has contributed to), or is (or was) required to contribute to any Title

IV Plan, any Plan subject to IRC Section 412 or ERISA Section 302, or any Retiree Welfare Plan. IRS determination letters regarding the qualified status under IRC Section 401 of each Qualified Plan have been received as of the dates listed in Schedule 3.13. Each of the Qualified Plans has been amended to comply with the Tax Reform Act of 1986 and to make other changes required under the IRC or ERISA, and if such required amendments are not subject to the determination letters described in the previous sentence, each Qualified Plan so amended will be submitted to the IRS for a determination letter as to the ongoing qualified status of the Plan under the IRC within the applicable IRC Section 401(b) remedial amendment period; and each such Plan shall be amended, including retroactive amendments, as required during such determination letter process to maintain the qualified status of such Plans. To the knowledge of Borrower and Parent, the Qualified Plans as amended continue to qualify under
Section 401 of the IRC, the trusts created thereunder continue to be exempt from tax under the provisions of IRC Section 501(a), and nothing has occurred which would cause the loss of such qualification or tax-exempt status. To the knowledge of Borrower and Parent, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan. No Loan Party has engaged in a prohibited transaction, as defined in IRC
Section 4975 or Section 406 of ERISA, in connection with any Plan which would subject any such Person (after giving effect to any exemption) to a material tax on prohibited transactions imposed by IRC Section 4975 or any other material liability. Except as set forth in Schedule 3.13: (i) there are no pending, or to the knowledge of Borrower and Parent, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) any




               STM-62336.3

Loan Party or any ERISA Affiliate with respect to any Plan (ii) each Loan Party or other ERISA Affiliate has complied with the notice and continuation coverage requirements of IRC Section 4980B and the proposed or final regulations thereunder; and (iii) no liability under any Plan has been funded, nor has such obligation been satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

   3.14 No Litigation. Except as set forth in Schedule 3.14, no action, claim or proceeding is now pending or, to the knowledge of Borrower and Parent, threatened against any Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators (a) which challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which if determined adversely, could have or result in a Material Adverse Effect. To the knowledge of Borrower and Parent, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

   3.15 Brokers. No broker or finder acting on behalf of any Loan Party brought about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents and no Loan Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

   3.16  Intellectual  Property.    Except  as otherwise set forth in
Schedule 3.16, each Loan Party owns all Intellectual Property which is necessary to continue to conduct its business as heretofore c o nducted by it, except where the failure to own any such Intellectual Property right would not have or result in a Material Adverse Effect, now conducted by it and, to the Borrower's and Parent's knowledge, proposed to be conducted by it, each of which is listed, together with United States Patent and Trademark Office application or registration numbers, where applicable, in Schedule
3.16. Each Loan Party conducts business without infringement or claim of infringement of any Intellectual Property right of others, except where such infringement or claim of infringement could not have or result in a Material Adverse Effect. Except as set forth in
Schedule 3.16, to Borrower's and Parent's knowledge, there is no infringement or claim of infringement by others of any material
Intellectual Property of any Loan Party, except where such infringement or claim of infringement could not have or result in a Material Adverse Effect.

   3.17  Full  Disclosure.    No  information  contained  in  this
Agreement, the other Loan Documents, the Financials or any written statement furnished by or on behalf of any Loan Party or any
Affiliate thereof pursuant to the terms of the Existing Credit Agreement, this Agreement or any other Loan Document, which has previously been delivered to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. With respect to any business plan (including without limitation Parent's strategic plan) furnished by or on behalf of the Loan Parties to Lender relating to
the   financial  condition,  operations,  business,  properties  or prospects of any Loan Party or any Subsidiary thereof: (a) all facts upon which such business plan is based are true and complete in all material respects and no material fact was omitted therefrom, (b) all material assumptions underlying such business plan are reasonable under the circumstances and are disclosed therein, and (c) the forecasts in such business plan are made with care and diligence and are reasonably based on those facts and







               STM-62336.3
assumptions.   With respect to any such business plans made available
to  Lender  after the Closing Date, the foregoing clauses (a) through
(c) shall be true and correct in all respects as of the date of such business plan.

   3.18 Hazardous Materials. Except for routine operations in the ordinary course of business in compliance with applicable permits issued by a Governmental Authority, the Subject Property is free of any Hazardous Material and no Loan Party has caused or suffered to occur any Release at, under, above or within any Subject Property.
There are no existing or potential Environmental Liabilities and Costs of any Loan Party of which Borrower or Parent, after due inquiry, have knowledge, which could have or result in a Material Adverse Effect. No Loan Party is involved in operations which could lead to the imposition of any material Environmental Liabilities and Costs on it, or any owner of any premises which it occupies, or any Lien securing the same under any Environmental Law.

   3.19 Insurance Policies. Schedule 3.19 lists all insurance of any nature maintained for current occurrences by each Loan Party, as well as a summary of the terms of such insurance. Such insurance complies with and shall at all times comply with the standards set forth in Annex F.

   3.20 Deposit and Disbursement Accounts. Schedule 3.20 lists all banks and other financial institutions at which each Loan Party maintains deposits and/or other accounts and/or post office lock boxes, including the Disbursement Account, the Concentration Account and the Lock Box Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.


4. FINANCIAL STATEMENTS AND INFORMATION

   4.1   Reports and Notices.  Borrower and Parent covenant and agree that from and after the Closing Date and until the Termination Date, they shall deliver to Lender the Financials and notices at the times and in the manner set forth in Annex E. Concurrently with the delivery of such annual audited financial statements, Borrower shall cause to be delivered to Lender a certificate of Borrower's independent certified public accountants certifying that during the course of performing their audit of the Loan Parties they did not become aware of any Default under the Loan Documents or specifying each Default of which they became aware.

   4.2 Communication with Accountants. Borrower and Parent (each for itself and each Subsidiary) authorize Lender to communicate directly with them and their Subsidiaries' independent certified public accountants and tax advisors and authorizes those accountants and advisors to disclose to Lender any and all work papers and financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the business, financial condition and other affairs of Parent, Borrower and each Subsidiary thereof. So long as no Event of Default has occurred and is continuing, Lender shall promptly notify Parent in writing of any such communication; provided that Lender shall incur no liability for failure to give such notice. At or before the Closing Date and on each anniversary of the Closing Date, Borrower and Parent shall, and shall cause each Subsidiary thereof to, deliver a letter (the "Accountant's Letter") addressed to and acknowledged by such accountants and tax advisors instructing them to make available to Lender such information and records as Lender may reasonably request and to otherwise comply with the provisions of this Section 4.









               STM-62336.3

5. AFFIRMATIVE COVENANTS

   Borrower and Parent covenant and agree (each for itself and its Subsidiaries) that, unless Lender shall otherwise consent in writing, from and after the date hereof and until the Termination Date, Borrower and Parent shall, and shall cause each Subsidiary thereof to, comply with the following affirmative covenants:

   5.1 Maintenance of Existence and Conduct of Business. Each Loan Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;
(c)   at  all  times  maintain,  preserve  and  protect  all  of  its
Intellectual Property, and preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; (d) keep and maintain its Equipment and Fixtures in good operating condition (reasonable wear and tear excepted) sufficient for the continuation of such Person's business conducted on a basis consistent with past practices and shall provide or arrange for all maintenance and service and all repairs necessary for such purpose; and (e) transact business only under the names set forth in Schedule 3.2.

   5.2 Payment of Charges and Claims. Each Loan Party shall pay and discharge, or cause to be paid and discharged in accordance with the terms thereof, (A) all Charges imposed upon it or any other Loan Party or its or their income and profits, or any of its property (real, personal or mixed), and (B) all lawful claims for labor, materials, supplies and services or otherwise, which if unpaid might by law become a Lien on its property; provided, that such Loan Party shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof (i) adequate reserves with respect thereto are established and are maintained in accordance with GAAP,
(ii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iii) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (iv) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding unless the full amount of such Charge or claim is covered by insurance satisfactory in all respects to Lender, (v) such Loan Party shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Loan Party, and (vi) Lender has not advised Borrower in writing that Lender reasonably believes that nonpayment or nondischarge thereof would result in a Material Adverse Effect.

   5.3 Books and Records. Each Loan Party shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials.












               STM-62336.3

   5.4 Litigation. Each Loan Party shall notify Lender in writing, promptly upon learning thereof, of any litigation, Claim or other action commenced or threatened against any Loan Party, and of the institution against any Loan Party of any suit or administrative proceeding which (a) may involve an amount in excess of $250,000 individually or in the aggregate or (b) could have or result in a Material Adverse Effect if adversely determined.

   5.5   Insurance.

   (a) The Loan Parties shall, at their sole cost and expense, maintain or cause to be maintained, the policies of insurance in such amounts and as otherwise described in Annex F and with insurers recognized as adequate by Lender. The Loan Parties shall notify Lender promptly of any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline, except as specified otherwise in Annex F. Borrower and Parent hereby direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender, other than proceeds relating to the loss or damage to property which secures Indebtedness permitted under clauses (c) of Section 6.3 which is required by the terms of such Indebtedness to be paid to the
holder  thereof  ("excluded  proceeds").    Borrower  and  Parent
irrevocably make, constitute and appoint Lender (and all officers, employees or agents designated by Lender) as their true and lawful agent and attorney in-fact for the purpose of, upon the occurrence and during the continuance of a Default, making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of such Person on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance (other than excluded proceeds), and for making all determinations and decisions with respect to such "All Risk" policies of insurance. In the event any Loan Party at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto,

Lender, without waiving or releasing any Obligations or Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral, provided, that if and to the extent Borrower fail to promptly pay any of such sums upon Lender's demand therefor, Lender is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

   (b) Lender reserves the right at any time, upon review of Borrower's risk profile, to reasonably require additional forms and limits of insurance to adequately protect Lender's interests. Each Loan Party shall, if so requested by Lender, deliver to Lender, as often as Lender may reasonably request, a report of a reputable insurance broker satisfactory to Lender with respect to its insurance policies.

   (c) Each Loan Party shall deliver to Lender endorsements to all of its (i) "All Risk" and business interruption insurance naming Lender as loss payee to the extent provided in Section 5.5(a), and
(ii) general liability and other liability policies naming Lender as an additional insured.

   5.6 Compliance with Laws. Each Loan Party shall comply with all federal, state and local laws, permits and regulations applicable to it, including those relating to licensing,








               STM-62336.3
environmental, ERISA and labor matters, except to the extent any failure to so comply would not have a Material Adverse Effect.

   5.7 Agreements. Each Loan Party shall perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, where the failure to so perform and enforce could have or result in a Material Adverse Effect. Each Loan Party shall perform and comply with all obligations in respect of Accounts, Chattel Paper, Instruments, Contracts, Licenses, and Documents and all other agreements constituting or giving rise to Collateral. Borrower shall not, without Lender's prior written consent, with respect to any of the Accounts (a) grant any extension of the time of payment of any thereof; (b) compromise or settle the same for less than the full amount thereof; (c) release, in whole or in part, any Person liable for the payment thereof; or (d) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower, provided, that Borrower may, without Lender's prior written consent, release, in whole or in part, compromise, settle, or allow credits or discounts with respect to the payment of any of the Accounts, each in an amount not to exceed (i) $50,000 in the aggregate in any calendar month, and (ii) $150,000 in the aggregate in any twelve month period, so long as such compromise, settlement, credit or discount is reported on the next Borrowing Base Certificate submitted by Borrower.

   5.8 Supplemental Disclosure. On the request of Lender (in the event that such information is not otherwise delivered by Borrower or Parent to Lender pursuant to this Agreement), Borrower and Parent will supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth
o r described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided, that such supplement to such Schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Lender, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by Lender of any Default disclosed therein. Each Loan Party shall, if so requested by Lender, furnish to Lender as often as it reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail, and, each, Loan Party shall advise Lender promptly, in reasonable detail, of (a) any Lien, other than as permitted pursuant to Section 6.7, attaching to or asserted against any of the Collateral, (b) any material change in the composition of the Collateral, and (c) the occurrence of any other event which would have a Material Adverse Effect upon the Collateral and/or Lender's Lien thereon.

   5.9 Environmental Matters. Each Loan Party shall (a) comply with all Environmental Laws and permits applicable to it where the failure to so comply could have or result in a Material Adverse Effect, (b) notify Lender promptly after such Loan Party becomes aware of any Release upon any Subject Property which could have or result in a Material Adverse Effect, and (c) promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by any Loan Party in connection with any such Release or any other material matter relating to the Environmental Laws that may affect any Subject Property or any Loan Party. The provisions of this Section 5.9 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency








               STM-62336.3
has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

   5.10 Subsidiaries. Each Loan Party shall take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly-owned Subsidiary except for ClinLab, Inc. and AMSC Midwest, Inc. and any limited liability company Subsidiary organized pursuant to the Company Documents. No Loan Party will permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of any property or assets. Upon Lender's request (exercised in its sole discretion), Parent shall cause its Subsidiaries or any of them to (i) guarantee the Obligations by executing and delivering a Subsidiary Guaranty and/or (ii) pledge all of its assets to secure the Obligations by executing and delivering a Subsidiary Security Agreement.

   5.11 Application of Proceeds. Borrower shall use the proceeds of the Revolving Credit Loan and the Term Loan as provided in Section 1.4.

   5.12  Fiscal  Year.   Each Loan Party shall maintain as its Fiscal
Year the twelve month period ending on December 31 of each year.


6. NEGATIVE COVENANTS

   Borrower and Parent covenant and agree (for itself and each Subsidiary) that, without Lender's prior written consent, from and after the date hereof and until the Termination Date, Borrower and Parent shall, and shall cause each Subsidiary thereof to, comply with the following negative covenants:


   6.1 Mergers, Subsidiaries, Etc. No Loan Party shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, except the merger or consolidation of a Wholly-owned Subsidiary with another Wholly-owned Subsidiary of Parent, so long as the Subsidiary surviving such merger or consolidation is a Wholly-owned Subsidiary. Without limiting the foregoing prohibitions, prior to forming, acquiring or otherwise holding any Subsidiary after the date hereof, each Loan Party shall
(a) provide not less than thirty (30) days prior written notice to Lender, (b) take all actions requested by Lender to protect and preserve the Collateral, and (c) obtain Lender's prior written consent.

   6.2 Investments. No Loan Party shall, directly or indirectly, make or maintain any Investment except: (a) as otherwise permitted by Section 6.3 or 6.4; (b) Investments outstanding on the date hereof and listed in Schedule 6.2; (c) trade credit for the purchase of inventory or goods sold to any Person (other than a Subsidiary or Affiliate of such Loan Party) in the ordinary course of business on terms not exceeding 120 days; and (d) Investments in Cash Equivalents at any time during which no Revolving Credit Advances are outstanding which are subject to a first priority perfected Lien of Lender.














               STM-62336.3

   6.3 Indebtedness. No Loan Party shall create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations; (b) Deferred Taxes; (c) Capital Lease Obligations and Indebtedness secured by purchase money Liens on Equipment permitted under clause
(d) of Section 6.7 (including such types of Liens described on Schedule 6.7) in a maximum aggregate amount outstanding not to exceed $500,000 outstanding at any time; (d) Indebtedness existing on the Closing Date and set forth in Schedule 6.3, and (e) the Acquisition Notes.

   6.4 Affiliate Transactions. Except as otherwise expressly permitted hereunder, no Loan Party shall enter into any lending, b o r r owing or other commercial transaction with any of its Subsidiaries or Affiliates, including payment of any management, consulting, advisory or similar fee provided that such Loan Parties may make: (i) intercompany advances by any Loan Party ("Lender Loan Party") to another Loan Party not in excess of $100,000 (net of any intercompany advances made to such Lender Loan Party by such Loan Party) in the aggregate outstanding at any time for all Loan Parties;
(ii) intercompany advances by Borrower to AMSC not in the aggregate at any time in excess of $1,200,000 (net of any intercompany advances made by AMSC to Borrower); (iii) intercompany advances by any Loan Party to Borrower; and (iv) redemption of Parent's common stock from Philip Kurtz in repayment of the loan referred to in Schedule 6.4. Set forth in Schedule 6.4 is a list of all such lending, borrowing or other commercial transactions existing or outstanding as of the Closing Date.

   6.5 Capital Structure and Business. No Loan Party shall (a) make any changes in its business objectives, purposes, or operations which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect; (b) amend i t s certificate of incorporation, charter, by-laws or other organizational documents; or (c) engage in any business other than the business currently engaged in by such Loan Party and related businesses.


   6.6 Guaranteed Indebtedness. No Loan Party shall incur any Guaranteed Indebtedness except: (a) by endorsement of instruments or items of payment for deposit to the general account of such Loan Party; (b) for Guaranteed Indebtedness incurred for the benefit of such Loan Party if the primary obligation is permitted by this
Agreement for such Loan Party to incur (and such Guaranteed Indebtedness shall be treated as a primary obligation for all purposes hereof); (c) for performance bonds or indemnities entered into in the ordinary course of business consistent with past practices; and (d) the indemnities set forth in Section 12.2 of the Stock Purchase Agreement.

   6.7 Liens. No Loan Party shall create or permit to exist any Lien on any of its properties or assets except for: (a) presently existing or hereafter created Liens in favor of Lender to secure the Obligations; (b) Permitted Encumbrances; (c) Liens in favor of the holders of the Acquisition Notes on the stock of AMSC owned by Parent pursuant to documentation satisfactory to Lender; and (d) purchase money Liens or purchase money security interests upon or in Equipment acquired by such Loan Party in the ordinary course of business to secure the purchase price of such Equipment or to secure Capital Lease Obligations or Indebtedness permitted under clause (c) of
Section 6.3 incurred solely for the purpose of financing the acquisition of such Equipment; provided that no Loan Party shall create or permit any Lien to exist on any of the Collateral (other than Liens described in clauses (a) and (b) above).

   6.8 Sale of Assets. No Loan Party shall sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including any Collateral; provided, that the foregoing shall not prohibit (a) the sale of Inventory in the ordinary course of business; and (b) the sale or






               STM-62336.3
disposition of any assets which have become obsolete or surplus to the business of such Loan Party in any Fiscal Year having a fair market value of not greater than $35,000 in the aggregate for all of the Loan Parties.

   6.9 ERISA. No Loan Party or any ERISA Affiliate shall acquire any new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA in the case of any Pension Plan other than a Multiemployer Plan and in Section 4211 of ERISA in the case of a Multiemployer Plan. Additionally, neither Borrower nor any ERISA Affiliate shall: (a) permit or suffer any condition set forth in Section 3.13 to cease to be met and satisfied at any time, other than permitting an ERISA Affiliate acquired after the Closing Date to sponsor a Title IV Plan, a Plan subject to IRC Section 412 or ERISA Section 302, or a Retiree Welfare Plan.; (b) terminate any Title IV Plan where such termination could reasonably be anticipated to result in liability to Borrower;
(c) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan;
(d) fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent; (e) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; (f) fail to provide Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by Lender; (g) fail to make any contribution or pay any amount due as required by IRC Section 412 or Section 302 of ERISA;
(h) allow any ERISA Event or event described in Section 4062(e) of ERISA to occur with respect to any Title IV Plan; or (i) with respect to all Retiree Welfare Plans, allow the present value of future anticipated expenses to exceed $50,000 or fail to provide copies of such projections to Lender.

   6.10 Financial Covenants. No Loan Party shall breach or fail to comply with any of the financial covenants set forth in Annex G, each of which shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder).

   6.11 Hazardous Materials. Except as set forth in Schedule 3.18, no Loan Party shall, or permit any of its Subsidiaries or any other Person within its control: (a) to cause or permit a Release of Hazardous Material on, under, in or about any Subject Property which could have or result in a Material Adverse Effect; (b) to use, store, generate, treat or dispose of Hazardous Materials, except in compliance in all material respects with the Environmental Laws; or
(c) to transport any Hazardous Materials to or from any Subject Property, except in compliance in all material respects with the Environmental Laws.

   6.12  Sale-Leasebacks.    No  Loan Party shall engage in any sale-
leaseback or similar transaction involving any of its property or assets.

   6.13  Cancellation  of  Indebtedness.   No Loan Party shall cancel
a n y claim or Indebtedness owing to it, except for adequate consideration and in the ordinary course of its business.

   6.14  R e stricted  Payments.    No  Loan  Party  shall  make  any
Restricted Payment to any Person other than to Parent, except Restricted Payments permitted under Section 6.4.

   6.15  Bank  Accounts.    No Loan Party shall maintain any deposit,
operating or other bank accounts except for those accounts identified in Schedule 3.20 without the prior written








               STM-62336.3
consent of Lender which shall not be unreasonably withheld so long as the maintenance of such account does not in Lender's reasonable judgment negatively affect the cash management system described in Annex B or the preservation of the Collateral and the requirements of Annex B with respect to such account are satisfied.

   6.16 No Speculative Investments. No Loan Party shall engage in any speculative investment or any investment involving commodity options or futures contracts.

   6.17 Margin Regulations. No Loan Party shall use the proceeds of any Revolving Credit Advance to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

   6.18 Limitation on Negative Pledge Clauses. No Loan Party shall directly or indirectly, enter into any agreement with any Person, other than the agreements with Lender pursuant to a Loan Document which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

   6.19 Amendments to FFMC Documents. No Loan Party without the prior written consent of Lender shall amend (or permit to be amended) the Stock Purchase Agreement, the Earn Out Agreement to increase the monetary obligations of Borrower (as successor in interest to HCCI thereunder) or otherwise adversely affect the interests of Lender, or any other HCCI Acquisition Document in effect after the Closing Date.


7. TERM

   7.1 Duration. The financing arrangement contemplated hereby shall be in effect until the Commitment Termination Date. On the Commitment Termination Date, the Revolving Credit Commitment and the Term Loan Commitment shall terminate and the Revolving Credit Loan, the Term Loan and all other Obligations shall immediately become due and payable in full, in cash.

   7.2 Survival of Obligations. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of any Loan Party, or the rights of Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Loan Party, and all rights of Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been indefeasibly paid in full in accordance with the terms of the agreements creating such Obligations.


















               STM-62336.3

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

   8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

   (a) Any Loan Party shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including any payment of principal of, or interest on, the Revolving Credit Loan or the Term Loan.

   (b) Any Loan Party shall fail or neglect to perform, keep or observe any of the provisions of Section 1.8, Section 4.1, or Section 6, including any of the provisions set forth in Annex B, Annex F, or Annex G.

   (c) Any Loan Party shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in paragraph (a) or (b) above) or of any of the other Loan Documents, and the same shall remain unremedied for a period ending on the first to occur of thirty (30) days after Borrower shall receive written notice of any such failure from Lender or thirty (30) days after any Loan Party shall become aware thereof.

   (d) A default shall occur under any other agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or its property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Loan Party in an aggregate amount exceeding $100,000, except for payments lawfully withheld by such Loan Party as a setoff in connection with a good faith dispute between such Loan Party and the holder of such Indebtedness, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

   (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Lender by any Loan Party shall be untrue or incorrect in any material respect as of the date when made or deemed made (including those made or deemed made pursuant to Section 2.2).

   (f) Any of the assets of any Loan Party shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Loan Party and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Person other than a Loan Party shall apply for the appointment of a receiver, trustee or custodian for any Loan Party's assets and shall remain unstayed or undismissed for thirty (30) consecutive days; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.














               STM-62336.3

   (g) A case or proceeding shall have been commenced against any Loan Party in a court having competent jurisdiction seeking a decree or order (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Loan Party or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of any Loan Party and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

   (h) Any Loan Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign b a nkruptcy or other similar law, (ii) shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Loan Party or of any substantial part of any Loan Party's properties, (iii) shall fail generally to pay its debts as such debts become due, or (iv) shall take any corporate action in furtherance of any such action.

   (i) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $50,000 in the aggregate shall be rendered against any Loan Party, unless the same shall be (i) fully covered by insurance in accordance with Section 5.5, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment.

   (j) There shall occur any Material Adverse Effect which shall not have been cured (or waived by Lender) within thirty (30) days of notice thereof from Lender to Borrower.

   (k) Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms or any Loan Party or other party thereto shall so state in writing; or any Lien created under any Collateral Document shall cease to be a valid and perfected Lien having the first priority in any of the Collateral purported to be covered thereby.

   (l)   There shall occur a Change of Control.

   (m) An event or condition specified in Section 6.9 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower, any Subsidiary thereof or any ERISA Affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) in excess of $50,000 in the aggregate.

   8.2 Remedies. If any Event of Default shall have occurred and be continuing, the rate of interest applicable to the Revolving Credit Loan and the Term Loan may, at Lender's sole discretion, be increased, effective as of the date of the occurrence of the Default giving rise to such Event of Default, to the Default Rate as provided in Section 1.5(c). If any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of
the   following  actions:    (a)  terminate  the  Revolving  Credit
Commitment, whereupon Lender's obligation to make further Revolving Credit Advances shall terminate; (b) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall









               STM-62336.3
become and be due and payable; or (c) exercise any rights and remedies provided to Lender under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Section
8.1 (f), (g) or (h) the rate of interest applicable to all Obligations shall be increased automatically to the Default Rate as provided in Section 1.5(c), and the Revolving Credit Commitment shall immediately terminate and the Obligations shall become immediately due and payable, in each case, without declaration, notice or demand by Lender to any Person.

   8.3 Waivers. Except as otherwise provided for in this Agreement and applicable law, to the full extent permitted by applicable law, Borrower waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of a c celeration, protest, default, nonpayment, maturity, release, compromise,  settlement,  extension  or  renewal  of  any or all Loan
Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and Borrower hereby ratifies and confirms whatever Lender may do in this regard,
(b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to Lender exercising any of its remedies, and (c) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Borrower and Parent acknowledge that they have been advised by counsel of their choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.


9. SUCCESSORS AND ASSIGNS

   9.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Parent, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor Parent may assign, delegate, transfer, hypothecate or otherwise convey their rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower or Parent without such prior express written consent shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower and Parent, on the one hand, and Lender, on the other hand, with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

   9.2 A s s ignments and Participations. Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein, in the Revolving Credit Loan, the Term Loan, or in any of its rights or security hereunder and under the other Loan Documents or any part thereof, including, without limitation, any instruments securing the Borrower's obligations hereunder. Borrower shall assist Lender in selling assignments or participations under this Section 9.2 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation and delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings with, potential assignees or participants.









               STM-62336.3

10.   MISCELLANEOUS

   10.1  Complete  Agreement;  Modification  of  Agreement.    This
Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Borrower and Lender.

   10.2  Fees and Expenses.

   (a) Borrower shall pay on demand all out-of-pocket costs and expenses (including reasonable fees of counsel) of Lender in connection with the preparation, negotiation, approval, execution, delivery, administration, modification, amendment, waiver and enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, and commitments relating thereto, and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment
or    attempted  fulfillment  of  conditions  precedent  hereunder, including: (i) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the advances made pursuant hereto or its rights hereunder or thereunder; (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower, Parent or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced in good faith by or against Borrower, Parent or any other Person that may be obligated to Lender by virtue of the Loan Documents, including any litigation, contest, dispute, suit, case, proceeding or action (and any appeal or review) in connection with a case under title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or similar insolvency law; (iii) any attempt to enforce any rights of Lender against Borrower, Parent or any other Person that may be obligated to Lender by virtue of any of the Loan Documents; or (iv) any effort to (A) monitor the Revolving Credit Loan, the Term Loan and the Loan Documents, (B) evaluate, observe, assess Borrower or its affairs, or
(C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

   (b) Borrower shall pay on demand all reasonable costs and expenses (including reasonable fees of counsel) of Lender in connection with any Default and any enforcement or collection proceedings resulting therefrom or any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents in connection with any Default.

   (c) Without limiting the generality of clauses (a) and (b) above, Borrower's obligation to reimburse Lender for costs and expenses shall include the reasonable fees and expenses of counsel (and local, foreign or special counsel, advisors, consultants and auditors retained by such counsel), as well as the fees and expenses
o f accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; expenses for travel, lodging and food; and all other out-of-pocket costs and








               STM-62336.3
expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services.

   10.3 No Waiver. No failure on the part of Lender, at any time or times, to require strict performance by any Loan Party, of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default shall not suspend, waive or affect any other Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Default by any Loan Party shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized e m ployee of Lender and directed to Borrower specifying such suspension or waiver.

   10.4 Remedies. The rights and remedies of Lender under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

   10.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

   10.6 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

   10.7 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application made by Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to the other rights and remedies (including other rights of setoff) which Lender may have.

   10.8 Authorized Signature. Until Lender shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer or duly authorized representative of a Borrower listed in Schedule 10.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Lender shall be entitled to assume the authority










               STM-62336.3
of each signature and authority of the Person whose signature it is or appears to be unless the Person acting in reliance on such signature shall have actual knowledge of the fact that such signature is false or the Person whose signature or purported signature is presented is without authority.

   10.9 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.9, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than a Borrower or Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

   (a)   If to Lender at:


   General Electric Capital Corporation
   201 High Ridge Road
   Stamford, Connecticut  06927
   Attention:              Daniel R. Pengue
   Telecopier No.:  (203) 316-7823

    With copies to:

   General Electric Capital Corporation
   201 High Ridge Road
   Stamford, Connecticut  06927
   Attention:  Legal Counsel
   Telecopy No.:  (203) 316-7889

   With a copy to:

   Paul, Hastings, Janofsky & Walker
   1055 Washington Boulevard
   Stamford, Connecticut  06901
   Attention:  Mario J. Ippolito, Esq.
   Telecopy No.:  (203) 359-3031

















               STM-62336.3

   (b)  If to Borrower or Parent, at:

   c/o C.I.S. Technologies, Inc.
   One Warren Place
   6100 South Yale, Suite 1900
   Tulsa, Oklahoma 74136-1903
   Attention:  Richard A. Evans
   Telecopy No.:  (918) 481-4281

   With a copy to:

   c/o C.I.S. Technologies, Inc.
   One Warren Place
   6100 South Yale, Suite 1900
   Tulsa, Oklahoma 74136-1903
   Attention:  Thomas G. Noulles, Esq.
   Telecopy No.:  (918) 481-4281

   10.10 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

   10.11 Counterparts.   This Agreement may be executed in any number
of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

   10.12 Time  of  the  Essence.    Time  is  of  the essence of this
Agreement and each of the other Loan Documents.

   10.13 Publicity. Neither Borrower nor Parent will, or will permit any of its Subsidiaries to, disclose the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity without Lender's prior written consent which shall not be unreasonably withheld. Borrower and Parent consent to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

   10.14 GOVERNING LAW; CONSENT TO JURISDICTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER AND PARENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, PARENT AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE






















               STM-62336.3

HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH OF BORROWER AND PARENT EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF BORROWER AND PARENT HEREBY WAIVES ANY OBJECTION WHICH
BORROWER AND PARENT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER AND PARENT HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AND PARENT AT THE ADDRESS SET FORTH IN
SECTION 10.9 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S AND PARENT'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

   10.15 WAIVER  OF  JURY  TRIAL.    BECAUSE  DISPUTES  ARISING  IN
CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

   10.16 Dating. Although this Agreement is dated as of the date first written above for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and this Agreement shall be effective on the latest of such dates.

   10.17 Acknowledgement. Each of the parties hereto (including AMSC by its acknowledgement and agreement to this Agreement in the space provided below) (i) acknowledges and consents to each of the amendments to the Existing Credit Agreement effected by this Agreement, (ii) acknowledges and consents that each Collateral Document, to which it is a party is, and shall continue to be in full force and effect after the effectiveness of this Agreement, that all references therein to the Credit Agreement shall mean this Agreement and each such Collateral Document is hereby ratified and confirmed in all respects, and (iii) in the case of Parent and AMSC, hereby confirms and agrees that its obligations under the Parent






















               STM-62336.3

Guaranty or its Subsidiary Guaranty, as the case may be, shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Agreement and that each reference to the Credit Agreement in each such Guarantee shall mean this Agreement.







































































               STM-62336.3

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


Borrower:

C.I.S., INC.

By:   /s/ Richard A. Evans
Name: Richard A. Evans
Title:   Treasurer
Date: February __, 1996



Parent:

C.I.S. TECHNOLOGIES, INC.

By:   /s/ Richard A. Evans
Name: Richard A. Evans
Title:   Treasurer
Date: February __, 1996



Lender:

GENERAL ELECTRIC CAPITAL
CORPORATION

By:   /s/ Dan Pengue
Name: Daniel R. Pengue
Title:   Authorized Signatory
Date: February __, 1996

Acknowledged and Agreed to:


AMSC, Inc.


By:       /s/Richard A. Evans
Name:     Richard A. Evans
Title:    Vice President
Date: February __, 1996






























               STM-62336.3

                          TABLE OF CONTENTS
Section                                                          Page

1.    AMOUNT AND TERMS OF CREDIT  . . . . . . . . . . . . . . . .     2

      1.1   Revolving Credit Advances . . . . . . . . . . . . . .     2
      1.2   Term Loan . . . . . . . . . . . . . . . . . . . . . .     3
      1.3   Repayment; Termination of Commitment  . . . . . . . .     4
      1.4   Use of Proceeds . . . . . . . . . . . . . . . . . . .     4
      1.5   Interest  . . . . . . . . . . . . . . . . . . . . . .     5
      1.6   Eligible Accounts . . . . . . . . . . . . . . . . . .     6
      1.7   Fees  . . . . . . . . . . . . . . . . . . . . . . . .     6
      1.8   Cash Management System  . . . . . . . . . . . . . . .     6
      1.9   Receipt of Payments . . . . . . . . . . . . . . . . .     6
      1.10  Application and Allocation of Payments  . . . . . . .     6
      1.11  Accounting  . . . . . . . . . . . . . . . . . . . . .     7
      1.12  Indemnity . . . . . . . . . . . . . . . . . . . . . .     7
      1.13  Access  . . . . . . . . . . . . . . . . . . . . . . .     8
      1.14  Taxes . . . . . . . . . . . . . . . . . . . . . . . .     8

2.    CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . .     9

      2.1   Conditions to the   . . . . . . . . . . . . . . . . .     9
      2.2   Further Conditions to Each Loan . . . . . . . . . . .    10

3.    REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . .    11

      3.1   Corporate Existence; Compliance with Law  . . . . . .    11
      3.2   Executive  Offices;  Collateral  Locations;  Corporate or
Other Names . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
      3.3   Corporate Power; Authorization; Enforceable Obligations  11
      3.4   Financial Statements  . . . . . . . . . . . . . . . .    12
      3.5   Material Adverse Change . . . . . . . . . . . . . . .    12
      3.6   Ownership of Property; Liens  . . . . . . . . . . . .    12
      3.7   Restrictions; No Default  . . . . . . . . . . . . . .    12
      3.8   Labor Matters . . . . . . . . . . . . . . . . . . . .    12
      3.9   Ventures,  Subsidiaries and Affiliates; Outstanding Stock
and Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .    13
      3.10  Government Regulation . . . . . . . . . . . . . . . .    13
      3.11  Margin Regulations  . . . . . . . . . . . . . . . . .    13
      3.12  Taxes . . . . . . . . . . . . . . . . . . . . . . . .    13
      3.13  ERISA . . . . . . . . . . . . . . . . . . . . . . . .    14
      3.14  No Litigation . . . . . . . . . . . . . . . . . . . .    15
      3.15  Brokers . . . . . . . . . . . . . . . . . . . . . . .    15
      3.16  Intellectual Property . . . . . . . . . . . . . . . .    15
      3.17  Full Disclosure . . . . . . . . . . . . . . . . . . .    15
      3.18  Hazardous Materials . . . . . . . . . . . . . . . . .    16
      3.19  Insurance Policies  . . . . . . . . . . . . . . . . .    16
      3.20  Deposit and Disbursement Accounts . . . . . . . . . .    16

4.    FINANCIAL STATEMENTS AND INFORMATION  . . . . . . . . . . .    16

      4.1   Reports and Notices . . . . . . . . . . . . . . . . .    16
      4.2   Communication with Accountants  . . . . . . . . . . .    16

5.    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . .    17

      5.1   Maintenance of Existence and Conduct of Business  . .    17
      5.2   Payment of Charges and Claims . . . . . . . . . . . .    17
      5.3   Books and Records . . . . . . . . . . . . . . . . . .    17
      5.4   Litigation  . . . . . . . . . . . . . . . . . . . . .    18
      5.5   Insurance . . . . . . . . . . . . . . . . . . . . . .    18
      5.6   Compliance with Laws  . . . . . . . . . . . . . . . .    18
      5.7   Agreements  . . . . . . . . . . . . . . . . . . . . .    19
      5.8   Supplemental Disclosure . . . . . . . . . . . . . . .    19
      5.9   Environmental Matters . . . . . . . . . . . . . . . .    19
      5.10  Subsidiaries  . . . . . . . . . . . . . . . . . . . .    20
      5.11  Application of Proceeds . . . . . . . . . . . . . . .    20
      5.12  Fiscal Year . . . . . . . . . . . . . . . . . . . . .    20

6.    NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . .    20

      6.1   Mergers, Subsidiaries, Etc. . . . . . . . . . . . . .    20
      6.2   Investments . . . . . . . . . . . . . . . . . . . . .    20

               STM-62336.3

                                                      TABLE OF CONTENTS cont'd

      Section                                                        Page

      6.3   Indebtedness  . . . . . . . . . . . . . . . . . . . .     21
      6.4   Affiliate Transactions  . . . . . . . . . . . . . . .     21
      6.5   Capital Structure and Business  . . . . . . . . . . .     21
      6.6   Guaranteed Indebtedness . . . . . . . . . . . . . . .     21
      6.7   Liens . . . . . . . . . . . . . . . . . . . . . . . .     21
      6.8   Sale of Assets  . . . . . . . . . . . . . . . . . . .     21
      6.9   ERISA . . . . . . . . . . . . . . . . . . . . . . . .     22
      6.10  Financial Covenants . . . . . . . . . . . . . . . . .     22
      6.11  Hazardous Materials . . . . . . . . . . . . . . . . .     22
      6.12  Sale-Leasebacks . . . . . . . . . . . . . . . . . . .     22
      6.13  Cancellation of Indebtedness  . . . . . . . . . . . .     22
      6.14  Restricted Payments . . . . . . . . . . . . . . . . .     22
      6.15  Bank Accounts . . . . . . . . . . . . . . . . . . . .     22
      6.16  No Speculative Investments  . . . . . . . . . . . . .     23
      6.17  Margin Regulations  . . . . . . . . . . . . . . . . .     23
      6.18  Limitation on Negative Pledge Clauses . . . . . . . .     23
      6.19  Amendments to FFMC Documents  . . . . . . . . . . . .     23

7.    TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . .     23

      7.1   Duration  . . . . . . . . . . . . . . . . . . . . . .     23
      7.2   Survival of Obligations . . . . . . . . . . . . . . .     23

8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES  . . . . . . . . . .     24

      8.1   Events of Default . . . . . . . . . . . . . . . . . .     24
      8.2   Remedies  . . . . . . . . . . . . . . . . . . . . . .     25
      8.3   Waivers . . . . . . . . . . . . . . . . . . . . . . .     26

9.    SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . . . . .     26

      9.1   Successors and Assigns  . . . . . . . . . . . . . . .     26
      9.2   Assignments and Participations  . . . . . . . . . . .     26

10.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .     27

      10.1  Complete Agreement; Modification of Agreement . . . .     27
      10.2  Fees and Expenses . . . . . . . . . . . . . . . . . .     27
      10.3  No Waiver . . . . . . . . . . . . . . . . . . . . . .     28
      10.4  Remedies  . . . . . . . . . . . . . . . . . . . . . .     28
      10.5  Severability  . . . . . . . . . . . . . . . . . . . .     28
      10.6  Conflict of Terms . . . . . . . . . . . . . . . . . .     28
      10.7  Right of Set-off  . . . . . . . . . . . . . . . . . .     28
      10.8  Authorized Signature  . . . . . . . . . . . . . . . .     28
      10.9  Notices . . . . . . . . . . . . . . . . . . . . . . .     29
      10.10 Section Titles  . . . . . . . . . . . . . . . . . . .     30
      10.11 Counterparts  . . . . . . . . . . . . . . . . . . . .     30
      10.12 Time of the Essence . . . . . . . . . . . . . . . . .     30
      10.13 Publicity . . . . . . . . . . . . . . . . . . . . . .     30
      10.14 GOVERNING LAW; CONSENT TO JURISDICTION  . . . . . . .     30
      10.15 WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . .     31
      10.16 Dating  . . . . . . . . . . . . . . . . . . . . . . .     31
      10.17 Acknowledgement . . . . . . . . . . . . . . . . . . .     31


















               STM-62336.3

               INDEX OF ANNEXES, SCHEDULES AND EXHIBITS


Annex A     -  Definitions; Rules of Construction
Annex B     -  Cash Management System
Annex C     -  Schedule of Documents
Annex D     -  Schedule of Certain Fees
Annex E     -  Financials and Notices
Annex F     -  Insurance Requirements
Annex G     -  Financial Covenants


Schedule 3.2   -              Executive Offices; Trade Names
Schedule 3.4   -              Financials
Schedule 3.5   -              Dividends
Schedule 3.6   -              Real Estate and Leases
Schedule 3.8   -              Labor Matters
Schedule 3.9   -              Ventures, Subsidiaries and Affiliates;
                              Outstanding Stock
Schedule 3.12  -              Tax Matters
Schedule 3.13  -              ERISA Plans
Schedule 3.14  -              Litigation
Schedule 3.16  -              Patents, Trademarks, Copyrights and
                              Licenses
Schedule 3.19  -              Insurance Policies
Schedule 3.20  -              Bank Accounts
Schedule 6.2   -              Investments
Schedule 6.3   -              Indebtedness
Schedule 6.4   -              Loans to and Transactions with
                              Employees
Schedule 6.7   -              Liens
Schedule 10.8  -              Authorized Signatories


Exhibit A   -  Form of Notice of Revolving Credit Advance
Exhibit B   -  Form of Borrowing Base Certificate
Exhibit C   -  Form of Revolving Credit Note

Exhibit D   -  Form of Term Note
Exhibit E   -  Parent Guaranty
Exhibit F   -  Security Agreement
Exhibit G   -  Form of Subsidiary Guaranty
Exhibit H   -  Form of Subsidiary Security Agreement
Exhibit I   -  Form of Pledge Agreement
































               STM-62336.3